UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 1, 2014 (June 30, 2014)

HYPERDYNAMICS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or other jurisdiction of incorporation or organization)

001-32490 (Commission File Number)		87-0400335 (IRS Employer Identification No.)
12012 Wickchester Lane, Suite 475 Houston, Texas 77079 (Address of principal executive offices, including zip code)
voice: (713) 353-9400 fax: (713) 353-9421
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

On June 30, 2014, Hyperdynamics Corporation (the “Company”) entered into a Retention Bonus Agreement (the “Agreement”) with each of the Company’s (1) Vice President of Commercial and Legal Affairs and Corporate Secretary, Paolo Amoruso, and (2) Controller and Principal Accounting Officer, Christopher DePue (the “Officers”), providing for a retention bonus of $60,000 and $20,000, respectively (the “Retention Bonus”).

Under the Agreement, each Officer received half of the Retention Bonus on June 30, 2014, and the second half will be paid to each Officer if he is still actively employed by the Company, and in compliance with the Company’s policies and directives concerning job performance and conduct, on December 31, 2014.

If the Company terminates the Officer’s employment prior to December 31, 2014, the Officer will be entitled only to the amount accrued up to that point. If the Officer resigns prior to December 31, 2014, he will not receive the final payment under the Agreement. If the Officer is terminated for cause prior to December 31, 2014, the Officer must reimburse the Company for any paid Retention Bonus. “For cause” under the Agreement means (1) the Officer’s willful and continued failure to perform substantially his duties with the Company, or (2) the Officer’s willful engagement in illegal conduct or gross misconduct.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERDYNAMICS CORPORATION

Date: July 1, 2014	By:	/s/ RAY LEONARD
	Name:	Ray Leonard
	Title:	President and Chief Executive Officer